As filed with the Securities and Exchange Commission on July 23, 2015

Registration No. 333-136402

Registration No. 333-145449

Registration No. 333-145450

Registration No. 333-159733

Registration No. 333-164021

Registration No. 333-174671

Registration No. 333-182569

Registration No. 333-182598

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-136402

FORM S-8 REGISTRATION STATEMENT NO. 333-145449

FORM S-8 REGISTRATION STATEMENT NO. 333-145450

FORM S-8 REGISTRATION STATEMENT NO. 333-159733

FORM S-8 REGISTRATION STATEMENT NO. 333-164021

FORM S-8 REGISTRATION STATEMENT NO. 333-174671

FORM S-8 REGISTRATION STATEMENT NO. 333-182569

FORM S-8 REGISTRATION STATEMENT NO. 333-182598

UNDER THE SECURITIES ACT OF 1933

CATAMARAN CORPORATION

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	98-0167449
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

(800) 282-3232

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Systems Xcellence Inc. Amended and Restated Stock Option Plan

SXC Health Solutions Corp. Amended and Restated Stock Option Plan

2007 Employee Stock Purchase Plan

SXC Health Solutions Corp. Long-Term Incentive Plan

SXC Health Solutions, Inc. 401(K) Plan

SXC Health Solutions Corp. Amended and Restated Long-Term Incentive Plan

SXC Health Solutions Corp. Second Amended and Restated Long-Term Incentive Plan

Catamaran Corporation Third Amended and Restated Long-Term Incentive Plan

2003 HealthExtras, Inc. Equity Incentive Plan

Catalyst Health Solutions, Inc. 2006 Stock Incentive Plan

(Full Title of the Plan)

Mark A. Thierer

Chief Executive Officer

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

(800) 282-3232

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments (collectively, the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by Catamaran Corporation, a Yukon Territory corporation (“Catamaran”), with the United States Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-136402), filed with the SEC on August 8, 2006, which registered the offering of an aggregate of 2,097,815 shares of common stock, no par value (the “Shares”).

•	Registration Statement on Form S-8 (No. 333-145449), filed with the SEC on August 14, 2007, which registered the offering of an aggregate of 100,000 Shares.

•	Registration Statement on Form S-8 (No. 333-145450), filed with the SEC on August 14, 2007, which registered the offering of an aggregate of 1,000,000 Shares.

•	Registration Statement on Form S-8 (No. 333-159733), filed with the SEC on June 4, 2009, which registered the offering of an aggregate of 1,070,000 Shares.

•	Registration Statement on Form S-8 (No. 333-164021), filed with the SEC on December 24, 2009, which registered the offering of an aggregate of 500,000 Shares.

•	Registration Statement on Form S-8 (No. 333-174671), filed with the SEC on June 2, 2011, which registered the offering of an aggregate of 1,800,000 Shares.

•	Registration Statement on Form S-8 (No. 333-182569), filed with the SEC on July 6, 2012, which registered the offering of an aggregate of 2,500,000 Shares.

•	Registration Statement on Form S-8 (No. 333-182598), filed with the SEC on July 9, 2012, which registered the offering of an aggregate of 746,007 Shares.

On July 23, 2015, pursuant to the Arrangement Agreement (the “Arrangement Agreement”), dated as of March 29, 2015, with UnitedHealth Group Incorporated, a Delaware corporation (“UnitedHealth Group”), and 1031387 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and wholly owned subsidiary of UnitedHealth Group (“Purchaser”), UnitedHealth Group completed a statutory arrangement under section 195 of the Business Corporations Act (Yukon) (the “Arrangement”) whereby, among other things, Purchaser acquired all of the outstanding shares of Catamaran capital stock.

In connection with the Arrangement, Catamaran is terminating all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by Catamaran in the Registration Statements, Catamaran hereby removes from registration the securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Catamaran certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg and State of Illinois on July 23, 2015.

CATAMARAN CORPORATION

By:	/s/ Jeffrey Park
Name: Jeffrey Park Title: Executive Vice President, Operations

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed these Post-Effective Amendments solely in the capacity of the duly authorized representative of Catamaran Corporation in the United States on July 23, 2015.

CATAMARAN CORPORATION

By:	/s/ Jeffrey Park
Name: Jeffrey Park Title: Executive Vice President, Operations